Exhibit 99.1

Piedmont Lithium Partner Sayona Mining Announces Positive Study Results for North American Lithium Mine Restart

BELMONT, N.C., May 24, 2022 – Piedmont Lithium Inc. (“Piedmont” or the “Company”) (NASDAQ: PLL; ASX: PLL), a leading, diversified developer of lithium resources required to enable the U.S. electric vehicle supply chain, today announced that Piedmont’s partner, Sayona Mining (ASX:SYA), recently published a prefeasibility study (“NAL PFS” or the “NAL Study”) for the restart of spodumene concentrate operations at the North American Lithium Project in Quebec (“NAL”).  The NAL PFS contemplates average annual production of approximately 168,000 tonnes per year of 6% spodumene concentrate over a mine life of 27 years.  The NAL Study highlights estimated competitive cash operating costs and an estimated capital cost for the mine and concentrator restart of approximately US$80 million.

Piedmont and Sayona acquired the previously-producing NAL operations in August 2021.  Following the positive results of the NAL Study, the partners expect to proceed with full capital expenditure authorization.  According to Sayona’s study results, operations could recommence in the first half of 2023.

Importantly, the NAL Study has identified a number of de-bottlenecking and process improvements within the spodumene concentrator which will improve operational availability, lithium recovery, and product quality.  Process improvements include equipment upgrades in the crushing plant, additional crushed ore storage, expanded ore sorting, iron removal processing equipment, and upgrades to the flotation circuit and product dewatering processes.  Operations are expected to be converted to dry-stacked tailings over time.

Piedmont owns a 25% project interest in the NAL and Authier Projects via its equity stake in Sayona Quebec as well as its equity interest of approximately 16.5% in Sayona Mining.  With the publication of the NAL PFS, Piedmont will now begin to explore marketing options for its share of spodumene concentrate production contemplated in its offtake agreement with Sayona, which provides Piedmont with the right to purchase the greater of 50% of production or 113,000 metric tonnes per year from the NAL Project.

“The proposed restart of production at North American Lithium in the first half of 2023 represents the next step in helping Piedmont achieve its vision of becoming the leading lithium hydroxide producer in North America,” said Piedmont COO, Patrick Brindle. Mr. Brindle added, “We are happy and excited for our partners. Sayona Quebec is one of the largest and best-located spodumene businesses in Canada and, as a past-producer with the bulk of plant and equipment in place, we believe is also the most advanced.  Piedmont is committed to funding our share of the NAL restart capital, and we look forward to working with Sayona to formalize the full authorization of the NAL restart project in the coming weeks in order to achieve first production in the first half of 2023.”

The statements in the link below were prepared by, and made by, Sayona.  The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont.  Sayona is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements.  Sayona’s original announcement can be found here.

For further information, contact:
Keith Phillips	Patrick Brindle
President & CEO	Executive Vice President & COO
T: +1 973 809 0505	T: +1 412 818 0376
E: kphillips@piedmontlithium.com	E: pbrindle@piedmontlithium.com

About Piedmont Lithium

Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America.  Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest.  Our projects include our wholly-owned Carolina Lithium and LHP-2 Projects in the United States and partnerships in the Abitibi Hub in Quebec with Sayona Mining (ASX:SYA) and in Ghana together with Atlantic Lithium (AIM:ALL).  These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; strategy; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona will be unable to commercially extract mineral deposits, (ii) that Piedmont’s or Sayona’s  properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

The terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are terms defined by the U.S. Securities and Exchange Commission (“SEC”) in Regulation S-K, Item 1300 (“S-K 1300”) as well as the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) and the Canada Securities Administrators National Instrument 43-101 Standards for Disclosure for Mineral Projects (“NI 43-101”). In Sayona’s announcement, it indicates that it has prepared resources information in accordance with the standards set forth in the 2012 Edition of the JORC Code and NI 43-101.  Such standards differ from the requirements of U.S. securities laws that would apply if Sayona were a reporting company in the United States. Therefore, the mineral resources reported by Sayona Mining are not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. U.S. investors are urged to consider closely the context and nature of Sayona’s disclosures in its public communications, as well as the disclosure in Piedmont’s Form 10-KT, a copy of which may be obtained from Piedmont or from the EDGAR system on the SEC’s website at http://www.sec.gov/.